  As filed with the Securities and Exchange Commission on September 10, 2001.
                                                         File No. 333-__________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                       ________________________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                       ________________________________

                                AMERIPATH, INC.
            (Exact Name of Registrant as Specified in its Charter)

            Delaware                                             65-0642485
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

                          7289 Garden Road, Suite 200
                         Riviera Beach, Florida 33404
                                (561) 845-1850

   (Address, including zip code, and telephone number of Principal Executive
                                   Offices)

                    AmeriPath, Inc. 2001 Stock Option Plan
                           (Full Title of the Plan)

                                 James C. New
                            Chief Executive Officer
                                AmeriPath, Inc.
                          7289 Garden Road, Suite 200
                         Riviera Beach, Florida 33404
                                (561) 845-1850
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
                                  Nils Okeson
                               Alston & Bird LLP
                              One Atlantic Center
                          1201 West Peachtree Street
                          Atlanta, Georgia 30309-3424
                           Telephone: (404) 881-7889
                            _______________________


                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                                            Proposed              Proposed
      Title of Securities             Amount to              Maximum              Maximum            Amount of
       to be Registered           be Registered (2)      Offering Price          Aggregate        Registration Fee
                                                          Per Share (3)        Offering Price
-------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value         2,000,000               $30.86             $61,720,000             $15,430
 per share (with attached
 Rights to purchase Series A
 Junior Participating
 Preferred Stock) (1)
-------------------------------------------------------------------------------------------------------------------

   (1) Prior to the occurrence of certain events, the Rights will not be evidenced or traded separately from the Registrant's Common Stock. Accordingly, no separate fee is applicable.
   (2) This Registration Statement also covers any additional shares that may hereafter become issuable as a result of the adjustment and anti-dilution provisions of the registrant's 2001 Stock Option Plan.
   (3) The offering price for the shares covered by this Registration Statement is estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h), based on the average of the high and low sales price of the Common Stock reported on the Nasdaq National Market on September 6, 2001.

PART II.  INFORMATION REQUIRED IN REGISTRATION STATEMENT
          ----------------------------------------------

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE
         ---------------------------------------

     The following documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:

     (1) The Registrant's Annual Report on Form 10-K, as amended on Form 10-K/A, for the fiscal year ended December 31, 2000.

     (2) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001.

     (3) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001.

     (4) The Registrant's Current Reports on Form 8-K dated March 6, 2001, April 6, 2001 and August 8, 2001.

     (5) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2000.

     (6) The description of Common Stock contained in the Registrant's Registration Statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     (7) The description of rights to purchase Series A Junior Participating Preferred Stock contained in the Corporation's registration statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

     All other documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

ITEM 4.  DESCRIPTION OF SECURITIES.  Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant has authority under Section 145 of the Delaware General Corporation Law to indemnify its directors and officers to the extent provided for in such statute. The Registrant's Certificate of Incorporation provides that the Registrant shall indemnify its officers and directors to the fullest permitted by law. The Registrant's Certificate of Incorporation contains certain provisions permitted under the Delaware General Corporation Law relating to the liability of directors. These provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in certain circumstances involving certain wrongful acts, such as (1) the breach of a director's duty of loyalty; (2) acts or omissions which involve intentional misconduct or a knowing violation of law; (3) willful or negligent violation of statutory provisions that prevent the unlawful payment of a dividend; or (4) any transaction in which an officer or director receives an improper personal benefit. At present, there is no pending litigation or other proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.  Not Applicable.

ITEM 8.  EXHIBITS

     The exhibits included as part of this Registration Statement are as follows:

       Exhibit Number     Description
       --------------     -----------

            5.1           Opinion of Alston & Bird LLP
           23.1           Consent of Alston & Bird LLP (included in Exhibit 5.1)
           23.2           Consent of Deloitte & Touche LLP
           23.3           Consent of Ernst & Young LLP
           24.1 Power of Attorney (contained on the signature pages of this Registration Statement)
           99.1           AmeriPath, Inc. 2001 Stock Option Plan
           99.2           Amendment Number 1 to the AmeriPath, Inc. 2001 Stock
                          Option Plan

ITEM 9.   UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Articles of Incorporation, Bylaws or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Riviera Beach, State of Florida, on this 10th of September, 2001.

                                    AMERIPATH, INC.
                                       (Registrant)

                                    By:  /s/ JAMES C. NEW
                                        -------------------------------
                                    James C. New
                                    Chairman and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of AmeriPath, Inc. (the "Company"), a Delaware corporation, for himself and not for one another, does hereby constitute and appoint James C. New and Gregory A. Marsh a true and lawful attorney in his name, place and stead, in any and all capacities, to sign his name to any and all amendments, including post-effective amendments, to this Registration Statement, and to sign a Registration Statement pursuant to Section 462(b) of the Securities Act of 1933, and to cause the same (together with all Exhibits thereto) to be filed with the Securities and Exchange Commission, granting unto said attorneys and either of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.

                  Signature                                        Capacity                               Date
                  ---------                                        --------                               ----
/s/ JAMES C. NEW                               Chairman and Chief Executive Officer (principal    September 10, 2001
-------------------------------------------
James C. New                                   executive officer)

/s/ GREGORY A. MARSH                           Vice President, Chief Financial Officer and        September 10, 2001
-------------------------------------------
Gregory A. Marsh                               Secretary (principal financial and accounting
                                               officer)

/s/ BRIAN C. CARR                              Director                                           September 10, 2001
-------------------------------------------
Brian C. Carr

/s/ HAYWOOD D. COCHRANE, JR.                   Director                                           September 10, 2001
-------------------------------------------
Haywood D. Cochrane, Jr.

/s/ E. MARTIN GIBSON                           Director                                           September 10, 2001
-------------------------------------------
E. Martin Gibson

/s/ ALAN LEVIN, M.D.                           Director                                           September 10, 2001
-------------------------------------------
Alan Levin, M.D.

/s/ C. ARNOLD RENSCHLER, M.D.                  Director                                           September 10, 2001
-------------------------------------------
C. Arnold Renschler, M.D.

/s/ E. ROE STAMPS, IV                          Director                                           September 10, 2001
-------------------------------------------
E. Roe Stamps, IV

                                 EXHIBIT INDEX
                                      TO
                      REGISTRATION STATEMENT ON FORM S-8


    Exhibit Number                     Description
    --------------                     -----------

           5.1          Opinion of Alston & Bird LLP

          23.1          Consent of Alston & Bird LLP (included in Exhibit 5.1)

          23.2          Consent of Deloitte & Touche LLP

          23.3          Consent of Ernst & Young LLP

          24.1 Power of Attorney (contained on the signature pages of this Registration Statement)

          99.1          AmeriPath, Inc. 2001 Stock Option Plan

          99.2          Amendment Number 1 to the AmeriPath, Inc. 2001 Stock
                        Option Plan